                                                                    EXHIBIT 99.2

                BIOSOURCE INTERNATIONAL, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEETS
        (Amounts in thousands, except for share and per share amounts)
                                  (Unaudited)

                                                                                     September 30,   December 31,
                                                                                         1998            1997
                                                                                     ------------    ------------
                                                  ASSETS
Current assets:
        Cash & cash equivalents                                                      $   2,877.4     $   6,036.9
        Short-term investments                                                              -            4,970.6
        Accounts receivable, less allowance for doubtful accounts                        5,319.6         4,068.5
        Inventories, net                                                                 5,843.5         9,052.3
        Prepaid expenses and other current assets                                        1,772.6         1,616.2
        Deferred income taxes                                                              245.5           248.0
                                                                                      ------------    ------------
                Total current assets                                                    16,058.6        25,992.5

Property and equipment, net                                                              6,147.3         5,445.9
Other assets                                                                               749.2           803.2
Deferred income taxes                                                                    1,583.9           223.0
Unallocated purchase price (Note 2)                                                     14,298.7        14,298.7
                                                                                      ------------    ------------
                                                                                     $  38,837.7     $  46,763.3
                                                                                      ============    ============

                                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
        Accounts payable                                                             $   1,770.9     $   1,672.2
        Accrued expenses                                                                 2,042.4         1,523.8
        Notes payable to bank, current portion (Note 3)                                  2,895.2         2,845.4
        Income tax payable                                                                  41.2           201.9
                                                                                      ------------    ------------
                Total current liabilities                                                6,749.7         6,243.3

Notes payable to bank, less current portion                                             10,215.5        11,482.4
                                                                                      ------------    ------------
                Total liabilities                                                       16,965.2        17,725.7

Stockholders' equity:
Common stock, $.001 par value. Authorized 20,000,000
        shares: outstanding 7,176,629 shares at
        September 30, 1998 and 8,431,015 shares at December 31, 1997                         7.2             8.4
Additional paid-in capital                                                              21,055.2        27,304.5
Retained earnings                                                                        1,533.5         2,899.5
Unrealized loss on investments                                                              -              (13.7)
Accumulated other comprehensive loss                                                      (723.4)       (1,161.1)
                                                                                      ------------    ------------
                Total stockholders' equity                                              21,872.5        29,037.6
                                                                                      ------------    ------------
                                                                                     $  38,837.7     $  46,763.3
                                                                                      ============    ============


The accompanying notes are an integral part of these condensed consolidated pro forma financial statements.

                BIOSOURCE INTERNATIONAL, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS
                 (Amounts in thousands, except per share data)
                                  (Unaudited)

                                                                 Nine months ended   Full year ended
                                                                   September 30,       December 31,
                                                                       1998               1997
                                                                   ------------       ------------
Net sales                                                      $     19,352.6      $     24,442.2
Cost of sales                                                        12,164.7             9,105.2
                                                                   ------------        ------------
    Gross profit                                                      7,187.9            15,337.0
                                                                   ------------        ------------

Operating expenses:
    Research and development                                          2,025.8             2,002.7
    Sales and marketing                                               3,351.2             4,986.9
    General and administrative                                        3,041.8             3,505.0
                                                                   ------------        ------------
    Total operating expenses                                          8,418.8            10,494.6

                                                                   ------------        ------------
Operating income (loss)                                              (1,230.9)            4,842.4

Interest expense, net (Note 3)                                         (651.6)             (438.9)
Other income (expense), net                                             (59.5)               80.7
                                                                   ------------        ------------
Income (loss) before income taxes                                    (1,942.0)            4,484.2
Provision (benefit) for income taxes                                   (576.0)            1,409.0
                                                                   ------------        ------------
Net income (loss)                                              $     (1,366.0)     $      3,075.2
                                                                   ============        ============

Net income (loss) per share:
    Basic                                                      $        (0.18)     $         0.37
                                                                   ------------        ------------
    Diluted                                                    $        (0.18)     $         0.34
                                                                   ------------        ------------
Shares used to compute net income (loss) per share:
    Basic                                                             7,620.0             8,318.0
                                                                   ------------        ------------
    Diluted                                                           7,620.0             8,965.2
                                                                   ------------        ------------

The accompanying notes are an integral part of these condensed consolidated pro forma financial statements.

BIOSOURCE INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Pro Forma Financial Statements

1.  Basis of Presentation

       The accompanying condensed consolidated pro forma financial statements of BioSource International, Inc. (BioSource) have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission regarding significant business combinations. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The condensed consolidated pro forma financial statements present the results of BioSource International, Inc. and Quality Controlled Biochemicals, Inc. (QCB) as if the results of the two companies had been presented on a combined basis for the periods presented. Accordingly, certain assumptions were made in the preparation of the pro forma financial statements.

       In order to acquire QCB, BioSource utilized a combination of on hand cash and borrowed funds. The borrowed funds have been reflected in the pro forma financial statements as if the related loan was outstanding for each of the periods presented. Interest expense on borrowed funds has also been reflected as well as interest lost on Company funds utilized in the acquisition.

       QCB was previously a subchapter S corporation and, accordingly, no corporate income taxes were reflected in their financial statements. During the preparation of the pro forma financial statements, income taxes were calculated on QCB's income assuming BioSource's tax rate for each period presented. Additionally, adjustments were made as appropriate for non-recurring compensation and to remove the effect of shareholder distributions made during the periods presented.

2.  Unallocated Purchase Price

       The information necessary to complete the purchase price allocation is not available as of the date of this filing. As a result, no attempt has been made to allocate the purchase price for these condensed consolidated pro forma financial statements. The allocation is expected to include an in-process technology charge, adjustments to asset values in order to reflect the acquirees assets at "fair value" and a goodwill component. Additionally, as the amount and estimated useful life of goodwill had not been determined, the related amortization has not been included in the condensed consolidated pro forma statement of operations.

3.  Notes Payable to Banks

       In December, 1998, the Company secured a term loan with Union Bank of California, N.A.. Borrowings under the loan of $14,000,000 were used for the acquisition of QCB. The loan has a seven year term with interest payable at 2.00% above either the Union Bank Adjusted Treasuries Rate or the Bank's LIBOR rate for the period selected by the Company.